CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-14 (the “Registration Statement”) of Sentinel Capital Opportunity Fund, (a series of Sentinel Group Funds, Inc.) of our report dated January 16, 2007, relating to the financial statements and financial highlights of Sentinel Capital Opportunity Fund and Sentinel Capital Growth Fund which appears in the November 30, 2006 Annual Report to Shareholders of the Sentinel Funds, which is also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference of our report dated January 24, 2006, relating to the financial statements and financial highlights of Sentinel Capital Opportunity Fund and Sentinel Capital Growth Fund which appears in the November 30, 2005 Annual Report to Shareholders, which is incorporated by reference into the March 30, 2006 Statement of Additional Information of Sentinel Funds, which in turn is also incorporated by reference into this Registration Statement. We also consent to the reference to us under the heading “Financial Highlights” in this Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
January 29, 2007